Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS 022, LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF JULY, A.D. 2020, AT 10:39 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

3168590 8100
SR# 20206014766

Authentication: 203216185
Date: 07-02-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:39 AM 07/01/2020
FILED 10:39 AM 07/01/2020
SR 20206014766 - File Number 3168590

CERTIFICATE OF FORMATION

OF

MASTERWORKS 022, LLC

1. The name of the limited liability company is Masterworks 022, LLC.

2. The address of its registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 1st day of July 2020.

/s/ Jared W. Poplin
Jared W. Poplin, Organizer